PROMISSORY NOTE
                                 ---------------

                           (SECURED BY DEED OF TRUST)

$500,000.00                                                   February  9,  2007

     FOR VALUE RECEIVED, Marshall Distributing, Inc., (hereinafter called Maker), promises to pay to the order of Kathleen Lagorio Janssen, Trustee of the K.L. Janssen Living Trust U/A/D July 26, 2002 (hereinafter called Payee), the principal sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) together with interest from the above date on the unpaid principal balance from time to time outstanding at the rate per annum equal to the lesser of:

     (1)  Ten  percent  (10%)  (the  Applicable  Rate);  or

     (2) The maximum lawful rate (the Maximum Rate) which may be contracted for, charged, taken, received or reserved by Payee in accordance with the applicable laws of the State of Utah (or applicable United States federal laws to the extent that it permits Payee to contract for, charge, take, receive or reserve a greater amount of interest than under Utah law), taking into account any charges made in connection with the loan evidenced hereby which are treated as interest under applicable law.

     Maker agrees that it will pay the interest in monthly installments of Four Thousand One Hundred Sixty-Six and 66/100 Dollars ($4,166.66) commencing thirty
(30) days from the above date and continuing on the same day of each month thereafter until August 9, 2007 at which time the entire unpaid principal and interest will be paid in full.

     All payments shall be made in full and in a timely manner without deduction or set off.

     The Maker may prepay this Note, in whole or in part, at any time without penalty and without the prior written consent of the Payee.

     Interest based on a Three Hundred Sixty (360) day year will be accrued on the number of days funds are actually outstanding. All payments on this Note shall be applied first to the payment of accrued but unpaid interest and any remainder shall be applied to reduction of the principal balance hereof. All payments hereunder shall be made to the Payee at such address as Payee may from time to time designate in writing to Maker.

     If default be made in the payment, in whole or in part, of any sum provided for herein when due, and such default has not been cured within ten (10) days after written notice thereof; or, if default shall be made with respect to any other covenant or obligation to be performed by Maker herein and such default has not been cured within ten (10) days after written notice thereof; then Payee may, at its option, without further notice or demand, declare the unpaid principal balance and accrued interest on this Note at once due and payable and pursue any and all rights, remedies and recourses available to Payee, or pursue any combination of the foregoing, all remedies hereunder, at


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law or in equity being cumulative.  In the event of any default hereunder, Maker shall pay a late charge equal to ten percent (10%) of any amount not paid when due and upon any such default this Note shall bear interest from the date of such default until such default has been fully cured at two percent (2%) above the Applicable Rate.

     Failure to exercise any of the foregoing options upon the happening of one or more defaults shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other default. The acceptance by Payee of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time, at any subsequent time or nullify any prior exercise of any such option without the express written consent of the Payee.

     All amounts payable hereunder are payable in lawful money of the United States of America. Checks are deemed payment when received by Payee. Maker agrees to pay all costs of collection hereof when incurred, including reasonable attorneys' fees, whether or not any legal action shall be instituted to enforce this Note.

     It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with the applicable Utah law governing the maximum rate or amount of interest payable on this Note or the indebtedness evidenced hereby (or applicable United States federal law to the extent that it permits the Payee to contract for, charge, take, reserve or receive a greater amount of interest than under Utah law). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note; or, contracted for, charged, taken, reserved or received with respect to such indebtedness; or, if Payee's exercise of the option herein contained to accelerate the maturity of this Note; or, if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law; then it is Maker's and Payee's express intent that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note, (or, if this Note has been or would thereby be paid in full, refunded to Maker) and the provisions of this
Note immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.

     All sums paid or agreed to be paid to Payee for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness evidenced hereby for so long as any debt is outstanding.

     All  notices  hereunder  shall  be  given  at  the  following  addresses:


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     If  to  Maker,  2555  E.  Washburn  Road,  North  Las  Vegas,  NV  89081

     If  to  Payee,  2771  E.  French  Camp  Road,  Manteca,  CA  95336.

Either  party  may  change  their address for notice purposes upon giving thirty
(30) days prior notice thereof to the other party in accordance with this paragraph. Any and all notices, demands or other communications required or desired to be given hereunder by either Maker or Payee shall be in writing and shall be validly given or made to the other party if: (i) served personally,
(ii) deposited in the United States mail, certified or registered, postage prepaid, and return receipt requested, or (iii) delivered by guaranteed overnight delivery service, delivery charges prepaid. If such notice, demand or other communication is served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication be given by mail, such notice shall be deemed conclusively given three (3) days after the deposit thereof in the United States mail (or if delivered by overnight delivery service, one (1) business day after deposit thereof with such overnight delivery service) addressed to the party to whom such notice, demand or other communication is to be given, as provided herein.

     This Note shall be governed, construed and enforced according to the laws of the State of California.

     EXECUTED  as  of  the  date  and  year  first  above  written.

                                        Marshall  Distributing,  Inc.


                                        By:
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                                          Its:
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